UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported):  January 26, 2010

INTERACTIVE SYSTEMS WORLDWIDE INC.
(exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification Number)
2 Andrews Drive, West Paterson, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 256-8181
Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) On January 26, 2010, the Board of Directors of the Company elected Steve Johns, 54, as a Director.   It has not yet been determined to which committees of the Board of Directors, if any, Mr. Johns will be named.

Mr. Johns brings over 25 years of Sales and Sales Management experience to the organization. As Region Manager for Sabratek, a start-up company, he managed the launch a new product, and helped lead that company to a highly successful IPO.  In 1994 he assumed the role as Director of Sales for a division of Hillenbrand, where he led a successful turnaround effort to profitability, and helped with the sale of the Company in 1998.  Mr. John’s background includes conducting seminars on topics such as Consultative Selling, New Products Launch, Start-up Ventures, and Sales Force Expansion.  He also has a proven track record of negotiating multi-million dollar transactions, managing a long-term complex sales-cycle, and accurate forecasting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC. (Registrant)

By:	/s/ Bernard Albanese
Bernard Albanese
Chief Executive Officer

Date:  January 28, 2010